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EXHIBIT 23(a)

Consent of Independent Accountants

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-75676) of Haggar Corp. of our reports dated November 1, 2002 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
December 19, 2002

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EXHIBIT 23(a) Consent of Independent Accountants